Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-239924 on Form S-3, Registration Statement No. 333-231816 on Form S-8, and Registration Statement No. 333-250962 on Form S-4 of Griffin Capital Essential Asset REIT, Inc. of our report dated March 24, 2021, relating to the financial statements of Cole Office & Industrial REIT (CCIT II), Inc. appearing in this Current Report on Form 8-K of Griffin Capital Essential Asset REIT, Inc. dated May 14, 2021.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
May 14, 2021